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                                                                    EXHIBIT 10.2

                                                                January 11, 2001


Board of Managers
International Radiology Group, L.L.C.
40 Skokie Boulevard
Northbrook, Illinois  60062-1618



Gentlemen:

        This letter confirms your request for, and our agreement that, subject to the execution of the Definitive Agreements (as defined in that certain Letter of Understanding ("Letter"), dated January 10, 2001, between International Radiology Group, LLC, a Delaware limited liability company ("IRG") and US Diagnostic Inc., a Delaware corporation ("USD"), upon the earlier of (i) one (1) business day after the maturity date of USD's 9% Subordinated Convertible Debentures due 2003 (the "Bonds"); or (ii) after 100% of the Bonds have been otherwise repurchased or redeemed by USD, the members of IRG shall receive, in the aggregate, warrants to purchase 1,349,000 Merger Shares (as defined in the Letter) at an exercise price per share to be determined by the parties (the "Warrants"). This letter does not create and is not intended to create an obligation by USD to issue Warrants to the members of IRG while the Bonds remain outstanding and, notwithstanding anything else herein to the contrary, the parties hereto acknowledge and agree that, if the Warrants constitute a "Change in Control" under that certain Indenture, dated as of March 29, 1996, between USD and American Stock Transfer & Trust Company, as trustee, this letter shall immediately be null and void and USD shall have no obligation to issue the Warrants to the members of IRG and all actions required by either party hereto shall no longer be applicable.

         Notwithstanding the foregoing, all action taken pursuant to this letter shall be made in accordance with all federal and state securities laws and all applicable rules and regulations promulgated by the applicable securities exchange self-regulating organizations.

         This letter does not constitute any offer to sell, or a solicitation of an offer to buy any securities of the USD nor shall this letter be considered as granting a right to purchase such securities to the members of IRG or any other person.

                            [signature page follows]


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Board of Managers
International Radiology Group, LLC
January 11, 2001
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                                              Very truly yours,

                                              US DIAGNOSTIC INC.



                                              By: /s/ David McIntosh
                                                  ------------------------------
                                              David McIntosh, Director




         Accepted and Agreed:

INTERNATIONAL RADIOLOGY GROUP, LLC

    By: /s/ J.R. Holland, Jr.
        -------------------------------
    Name:  J.R. Holland, Jr.
           ----------------------------
    Title: Manager
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